OTCQX: TGEN MAY 12, 2022 Q1 2022 EARNINGS CALL 1

MANAGEMENT Benjamin Locke - CEO Robert Panora – COO & President Abinand Rangesh – CFO & Treasurer Jack Whiting – General Counsel & Secretary 2

SAFE HARBOR STATEMENT This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, Income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

AGENDA Tecogen Overview 1Q 2022 Results Earnings Takeaways Market Update Q&A 4

Providing resiliency and energy savings with a cleaner environmental footprint Units Shipped 5

DISTRIBUTED GENERATION CLEAN COOLING Chillers with lower operating cost and lower greenhouse gas footprint compared to an equivalent electric chiller EMISSIONS 3rd in number of microgrids installed in North America Near zero NOx and CO emissions systems for gasoline, propane and natural gas engines 6

PRODUCT RUN HOURS DISTRIBUTED GENERATION AND CHILLERS SHIPPED 52M+3,000+ KWH GENERATED 2.1M+ METRIC TONS OF CO2 SAVED 200,000+ FACTS ABOUT US 7

REVENUE SEGMENTS We service most purchased Tecogen equipment in operation through long term maintenance agreements through 11 service centers in North America and perform certain equipment installation work. SERVICES CLEAN, GREEN POWER, COOLING AND HEAT Sales of combined heat and power, and clean cooling systems to building owners. Key market segments include multifamily residential, health care and indoor cultivation. PRODUCT SALES We sell electrical energy and thermal energy produced by our equipment onsite at customer facilities. ENERGY SALES 8

$ in thousands 1Q' 22 1Q' 21 Change % Revenue Products $ 3,939 $ 2,123 $ 1,817 Service 2,917 3,281 (364) Energy Production 582 653 (72) Total Revenue 7,438 6,057 1,381 22.8% Gross Profit Products 1,295 948 346 Service 1,551 1,744 (193) Energy Production 246 259 (14) Total Gross Profit 3,091 2,951 140 4.7% Gross Margin: % Products 33% 45% -12% Service 53% 53% 0% Energy Production 42% 40% 3% Total Gross Margin 42% 49% -7% Operating Expenses General & administrative 2,474 2,454 20 Selling 501 510 (9) Research and development 140 126 14 Impairment and other expenses (105) - (105) Total operating expenses 3,010 3,090 (80) -2.6% Operating profit (loss) 81 (139) 220 158.3% Net Income $ 89 $ 1,767 $ (1,677) -94.9% 1Q 2022 RESULTS Highlights • Net Income of $0/share Q1 2022 • Net Income $89k • Cash and equivalents balance of $5.5 million Revenue = $7.44 million • Compared to $6.06 million in 1Q ’21, 23% increase • Service down due to lower installation activity Gross Margin of 42% due to higher cost of material Op Ex = $3.01 million Operating Income positive = $81k • Vs. loss of $139k in Q1 ‘21 Net Income of $89k 9

1Q 2022 ADJUSTED EBITDA RECONCILIATION EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization EBITDA and adjusted EBITDA were both positive at $201k and $154k respectively EBITDA Non-cash adjustments • Stock based compensation • Unrealized and realized (gain) loss on investment securities • Non-recurring asset disposal gains *Adjusted EBITDA is defined as net Income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets, goodwill impairment and other non-recurring charges or gains including abandonment of certain intangible assets and extinguishment of debt 10 Non-GAAP financial disclosure (in thousands) 2022 2021 Net income (loss) attributable to Tecogen Inc. 89$ 1,767$ Interest expense, net 1 6 Income tax expense 4 8 Depreciation & amortization, net 107 124 EBITDA 201 1,905 Gain on extinguishment of debt - (1,888) Stock based compensation 96 39 Unrealized (gain) loss on marketable securities (37) (37) Realized gain on sale of marketable securities - (6) Abandonment of intangible assets - 7 Gain on disposition of assets (34) - Gain on termination of unfavorable contract liability (71) - Adjusted EBITDA* 154$ 20$ Quarter Ended, March 31

1Q 22 PERFORMANCE BY SEGMENT Product Revenue increased 86% QoQ • Significant increase in cogeneration revenues • 10% gain in chiller revenues Service Revenue declined 11% QoQ • Installation services down 96% QoQ • Service contracts (O&M) up 5% QoQ • Services Gross Margin at 53% Energy Production Revenue decreased 11% QoQ Gross Margin 42% 11 1Q 2022 Revenues ($ thousands) 1Q' 2022 1Q' 2021 Change % Revenues Cogeneration 2,174$ 47$ 4526% Chiller 1,607 1,457 10% Engineered accessories 158 619 -74% Total Product Revenues 3,939 2,123 86% Service Contracts 2,897 2,763 5% Installation Services 20 518 -96% Total Service Revenues 2,917 3,281 -11% Energy Production 582 653 -11% Total Revenues 7,438 6,057 23% Cost of Sales Products 2,645 1,174 125% Services 1,367 1,538 -11% Energy Production 336 394 -15% Total Cost of Sales 4,348 3,106 40% Gross Profit 3,091 2,951 5% Net income (loss) 89$ 1,767$ Gross Margin Products 33% 45% Services 53% 53% Energy Production 42% 40% Overall 42% 49% Gross Margin 2022 2021 Target Overall 42% 49% >40%

1Q’ 22 EARNINGS TAKEAWAYS Business Segments Recovering from COVID Challenges • Q1 Product Revenue $3.9 mm • Q1 ending backlog of $9.4 million. Current backlog at $9.2 million • Continued penetration into cannabis and controlled environment agriculture markets • Signed up new reps and sales partnership agreements for chillers to focus on key cooling market segments Consistent Growth in Service O&M Segment • Service O&M up 5% QoQ • Q1’ 22 Service Gross Margin 53% Sustainable Corporate Improvements • Continue to focus on improvements in supply chain and cost of materials Strong Cash Position • Quarter-end cash and equivalent balance of $5.5 million • Expect ERC cash ($564k received in April, $712k in process) 12 Multi-Family Residential 20% Controlled Environment Agriculture 30% Hotel 13% Other 35% Healthcare 2% Backlog by Customer Type

MARKET UPDATE: IMPACT OF GAS PRICES Electrical Capacity Constraints Nationwide Improved ROI as electricity prices increase Electrical production predominantly fossil fuel based in USA so as gas prices rise, electricity prices rise Presently we have seen electricity prices rise 20% or more in CA, NY and some key markets 13

PATHWAY TO GROWTH Tecochill Hybrid Drive Air-Cooled Chiller to be launched at AHR in Feb 2023. This addresses a gap in our Tecochill offering as air-cooled chillers are typically sold in larger volumes compared to water cooled chillers in our size range. Focus on Clean Cooling applications where there is a simultaneous cooling and dehumidification load. Continue to increase market share in regional cannabis markets including New England, Mid-Atlantic and Florida with a goal to have a minimum of 30% market share per state in facilities > 10,000 sq feet. Clean Microgrids using CHP in combination with other energy technologies including solar and battery 14 Special Board Committee formed to investigate expanded business opportunities for Controlled Environment Agriculture.

Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 15